UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 21, 2015
(date of earliest event reported)

 VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court North
Minneapolis, Minnesota 55369
(Address of principal executive offices)

 (763) 656-4300
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 30, 2015, the Board of Director (the “Board”) of Vascular Solutions, Inc. (the “Company”) amended the Vascular Solutions, Inc. Stock Option and Stock Award Plan (the “Plan”) to extend the termination date of the Plan from April 18, 2016 to May 1, 2025, subject to shareholder approval at the annual meeting of shareholders of the Company to be held on May 1, 2015 (the “Annual Meeting”).  The Plan as in effect prior to the amendment included a so-called “evergreen” provision, under which the number of shares reserved for issuance under the Plan increased annually, subject to Board action to reduce or eliminate the annual increase.  ISS Proxy Advisory Services (“ISS”) issued a report related to the Annual Meeting objecting to the evergreen provision in the Plan and recommending a vote against the extension of the Plan.

To address the concerns related to the evergreen provision, on April 21, 2015 the Board amended the Plan to eliminate the evergreen provision from the Plan.  As a result of the amendment, the number of shares authorized for issuance under the Plan is fixed at the amount of shares that were authorized for issuance under the Plan immediately before the amendment.  As of the date of the amendment, 751,098 shares of common stock of the Company remained available for future awards under the Plan, subject to its provisions.  If the amendment is approved by shareholders at the Annual Meeting, no additional shares will be added to the Plan.

The Plan, as amended, is attached as Exhibit 10.1 to this Form 8-K.  The extension of the termination date of the Plan to May 1, 2025 in Section 13 of the Plan remains subject to shareholder approval at the Annual Meeting. The disclosure in this Item 1.01 is qualified in its entirety by reference to the full text of the Plan.

Item 8.01.	Other Events.

The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support in connection with the Annual Meeting, at an estimated cost of $10,000 plus reasonable and customary expenses.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

10.1	Vascular Solutions, Inc. Stock Option and Stock Award Plan, as Amended April 21, 2015 (Section 13 subject to shareholder approval at the Annual Meeting of Shareholders to be held on May 1, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: April 22, 2015	By:	/s/ Gordon Weber
Gordon Weber
	Its:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Vascular Solutions, Inc. Stock Option and Stock Award Plan, as Amended April 21, 2015 (Section 13 subject to shareholder approval at the Annual Meeting of Shareholders to be held on May 1, 2015)